Exhibit 10.1

EXECUTIVE RETIREMENT AGREEMENT
AND
GENERAL RELEASE

This EXECUTIVE RETIREMENT AGREEMENT AND GENERAL RELEASE (“Agreement”) between Tri-Valley Corporation, a Delaware corporation (“Tri-Valley”) and James C. Kromer (“Executive”), on the other hand, with Tri-Valley and Executive collectively hereinafter referred to as the (“Parties”) in recognition of the following facts:

R E C I T A L S:

WHEREAS, Executive is presently the Vice President, Operations, of Tri-Valley.

WHEREAS, Executive desires, effective on July 15, 2011, to retire from Tri-Valley and to resign from all Tri-Valley positions (“Separation Date”).

WHEREAS, the Parties hereto desire to enter into this Agreement in order to memorialize: (i) the resignation as of the Separation Date by Executive of all Tri-Valley Positions and (ii) certain other agreements between Tri-Valley and Executive as set forth in this Agreement.

WHEREAS the following entities are or have been related to Tri-Valley: Tri-Valley Oil & Gas Co., a California corporation, and Select Resources Corporation, Inc., a Delaware corporation (the “Tri-Valley Entities”).

NOW, THEREFORE, in consideration of the agreements, covenants, representations, and warranties contained in this Agreement, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

1.1           Definitions. The following terms, as used herein, shall have the following meanings:

“Agreement” shall mean this Executive Retirement Agreement and General Release between the Parties.

“Effective Date” shall have the meaning set forth in Section 8.1(f) to this Agreement.

“Executive” shall have the meaning set forth in the preamble to this
Agreement.

“Parties” shall have the meaning set forth in the preamble to this Agreement.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

“Released Claims” shall have the meaning set forth in Section 5.1 to this Agreement.

“Separation Date” shall mean the close of business on July 15, 2011.

“Settlement Payment” refers to the consideration set forth in Sections 3.1 and 3.2 to this Agreement.

“Severance Payment” refers to the payments set forth in Section 3.1 to this Agreement.

“Surrendered Options” shall have the meaning set forth in Section 4.1 to this Agreement.

“Tri-Valley” shall have the meaning set forth in the preamble to this Agreement.

“Tri-Valley Entities” shall have the meaning set forth in the fourth recital to this Agreement.

“Tri-Valley Positions” shall have the meaning set forth in the first recital to this Agreement.

“Tri-Valley Releasees” shall have the meaning set forth in Section 5.1 to this Agreement.

“Warrants” shall have the meaning set forth in Section 4.2 to this Agreement.

ARTICLE 2 – EMPLOYMENT AGREEMENT AND
RESIGNATION

2.1           Tri-Valley Positions. As of the Separation Date, Executive shall have resigned from all Tri-Valley Positions.

ARTICLE 3 – ACCRUED SALARY, SEVERANCE PAYMENT,
AND MEDICAL COVERAGE

3.1           Severance Payment.  In consideration for this Agreement Tri-Valley shall pay Executive severance compensation as follows:

3.1.1.           Tri-Valley shall initially pay the gross sum of Forty-Six Thousand Five Hundred Dollars ($46,500.00).  This initial payment, less withholdings, shall be made by check made payable to Executive, which shall be delivered to Justin Romig (Executive’s attorney) by July 18, 2011.  This check shall not be deposited, transferred, or otherwise negotiated until on or after the Effective Date.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

3.1.2.           In addition to the payment set forth above in Section 3.1.1, Tri-Valley shall pay Executive the gross sum of Forty-Six Thousand Five Hundred Dollars ($46,500.00)  This amount will be paid pro rata in semi-monthly installments, less applicable withholdings, beginning on July 31, 2011, and each pay period thereafter until the October 15, 2011, payroll cycle.

3.1.3.           The severance payments set forth above in Sections 3.1.1 and 3.1.2 will be subject to tax and any other applicable withholdings.

3.1.4.           Executive acknowledges that Tri-Valley has no preexisting duty to pay Executive any Severance Payment and is doing so solely as consideration for this Agreement.

3.2           COBRA benefits.  For a period of twelve (12) months from the Separation Date, Tri-Valley shall assume the payment of the COBRA medical coverage only for Executive and his wife, Vivian.  Tri-Valley shall have no obligation to assume Executive’s payments for any other type of insurance coverage or COBRA benefits.  Executive acknowledges that Tri-Valley has no preexisting duty to pay any portion of Executive’s COBRA benefits.

3.3           Vacation Accrual.  Executive agrees that his current accrued and unused vacation as of July 15, 2011, is 0.  Executive acknowledges that he will be ineligible for vacation accrual during the period of semi-monthly installment payments as specified in section 3.1.1 of this Agreement.

3.4           All Compensation Paid. Executive acknowledges that as of July 15, 2011, Executive had been paid all wages, compensation, benefits (including all earned and unused adjusted accrued vacation as of July 15, 2011), and business expenses relating to Executive’s employment with the Tri-Valley or Tri-Valley Entities through July 15, 2011.

ARTICLE 4 – SURRENDER OF OPTIONS AND
ISSUANCE OF WARRANTS

4.1           Surrendered Options. As of the Separation Date, Executive hereby surrenders to Tri-Valley any and all outstanding options (“Surrendered Options”) that Executive may have been granted or awarded at any time from Tri-Valley. Executive hereby acknowledges and agrees that Executive will: (i) have no rights to or interest in the Surrendered Options effective as of the Separation Date, and (ii) no longer participate in any stock option plan maintained by any Tri-Valley Entity.

4.2           Warrants. Tri-Valley agrees to grant to Executive warrants (“the Warrants”) in the form of the Addendum attached hereto as Exhibit A to purchase Seventy-Five Thousand (75,000) Tri-Valley Common Shares at a purchase price of $0.58 (58 cents) for each share.  The Warrants shall be exercisable in whole or in part at any time and from time to time during a period of three (3) years from the Effective Date of this Agreement.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

ARTICLE 5 – RELEASE

5.1           Release. Except for the obligations set forth in this Agreement and in consideration of the Settlement Payment and Warrants, Executive fully, finally, and forever releases, waives and discharges the Tri-Valley Entities and all of their predecessors, successors, partners, subsidiaries, parents, benefit plans, stock plans, trusts, and all of their affiliated and/or related entities and all of their past and present directors, officers, shareholders, supervisors, executive officers, representatives, attorneys, and agents (collectively referred to as the “Tri-Valley Releasees”) from any and all controversies, complaints, demands, promises, obligations, proceedings, damages, liabilities, rights, and claims/causes of action of every kind and nature whatsoever, including any from the forfeiture of his rights under the Employment Agreement, whether known or unknown, which Executive may have had or had or claims to have or have had against any or all of the Tri-Valley Releasees which are based upon any acts, omission, occurrence, or event from the beginning of time to and including the Separation Date (collectively referred to as the “Released Claims”).

5.2           Released Claims. Without limitation, the Released Claims include any claims for (1) any injury, damage, loss, compensation, or expense arising out of or relating to Executive’s employment with and termination from a Tri-Valley Entity, and/or (2) any injury, damage, loss, compensation, or expense arising under federal, state, and/or local laws, from all claims and causes of action by reason of any injuries and/or damages or losses, known or unknown, foreseen or unforeseen, patent or latent which Executive has sustained or which may be sustained as a result of any facts and circumstances arising out of or in any way related to Employee's employment by the Company, and to any other disputes, claims, disagreements, or controversies between Executive and the Company up to and including the date this Agreement is signed.  Executive's release includes, but is not limited to, any contract benefits, claims for quantum merit, claims for wages, bonuses, employment benefits, moving expenses, stock options, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, torts and related damages (including, but not limited to emotional distress, loss of consortium, and defamation) any legal restriction on the Company's right to terminate Executive 's employment and/or services, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, age discrimination claims under State law or the federal Age Discrimination in Employment Act of 1967 (29 U.S.C. §621, et seq.), the Older Worker’s Benefit Protection Act, California’s Fair Employment and Housing Act, the Americans with Disabilities Act, Family Medical Leave Act, Fair Labor Standards Act, National Labor Relations Act, Employee Retirement Income Security Act (“ERISA”), California Labor Code, California Business & Professions Code, California Civil Code, California Wage Orders promulgated by the Industrial Welfare Commission, and the common law, or any other legal limitation on contractual or employment relationships.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

5.3           Waiver. Executive acknowledges that he is familiar with and understands the provision of Section 1542 of the California Civil Code specified below:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Being aware and fully advised of the above California Civil Code Section, Executive expressly waives and relinquishes any rights or benefits that Executive may have thereunder, as well as any other state or federal statutes or common law principles of similar effect.

ARTICLE 6 – CERTAIN COVENANTS AND
AGREEMENTS

6.1           Confidential Terms. Executive agrees that the terms of this Agreement, including any payment thereunder, are confidential and shall not be disclosed to any person or party except Executive’s spouse, attorneys, and to accountants and/or tax preparers for the purpose of preparing income tax returns or except to the extent that such disclosure is compelled by valid legal process. Executive shall obtain the agreement of any person to whom information concerning this Agreement is disclosed to keep such information confidential pursuant to the terms set forth in this Section. Executive shall otherwise only be entitled to state to any other person or party with respect to any dispute that Executive may have had with the Tri-Valley Releasees that he has "resolved" any such dispute.

6.2.           No Disparagement.  Neither party to this Agreement shall directly or indirectly disparage the other (including the Tri-Valley Entities and any of the Tri-Valley Entities’ Releasees), whether orally, in writing, through the internet or electronic communications, or otherwise.  Nothing in this Agreement is intended to restrict either party from providing truthful information in response to mandatory inquiries from a government agency or valid legal process.

6.3           Confidential Information; Trade Secrets. Without the prior and written consent of Tri-Valley, Executive shall not take, disclose, or use the trade secrets or confidential information of any Tri-Valley Entity. Executive further promises and agrees not to engage in competition with any Tri-Valley Entity while making use of trade secrets or confidential information of any Tri-Valley Entity. Executive acknowledges and agrees that the terms “trade secrets” and “confidential information” include information concerning any (i) documents, computer discs, and programs, (ii) discoveries, (iii) improvements, (iv) methods, (v) technology, (vi) marketing and business plans, (vii) environmental plans, (viii) exploration, exploitation, mining, production, estimates of reserves or resources, drilling, sampling, assays, logging, testing, completion, workover or recompletion information, (ix) minerals or oil and gas exploration leads and prospects, (x) current, planned or expired mineral claims, mining claims, and oil and gas leases (xi) plant design, location, or operation, (xii) and business and financial information, relating to a Tri-Valley Entity. Executive represents and warrants that he has returned to Tri-Valley all property of a Tri-Valley Entity in his possession, including, but not limited to, keys, cell phone, automobile, equipment, files, reports, documents, programs, or other written or graphic materials relating to the business of a Tri-Valley Entity. Confidential information does not include information which becomes generally known in the public through no action of Executive or after the date of this Agreement is independently developed without the use of confidential information.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

6.4           Non-Solicitation of Employees.  Executive agrees that for a period of twenty-four (24) months following the Separation Date, Executive will not, on his own behalf or on behalf of any other person or entity, solicit or recruit any Employee of Company or encourage any person to leave his/her employment with Company.

6.5.           Acknowledgement Regarding Certain Facts. Executive acknowledges that he has not sustained any work-related injuries or illnesses besides those that are subject to pending workers’ compensation claims, if any.

6.6           No Other Severance Benefits; Full Satisfaction. Executive acknowledges and agrees that the Settlement Payment and the Warrants provided in this Agreement are: (i) in lieu of any other severance benefits for which Executive may be eligible under any other agreement and/or any other severance plan or practice of a Tri-Valley Entity, and (ii) are made in full and final settlement and satisfaction of any and all claims that Executive may have against a Tri-Valley Entity or a Tri-Valley Releasee. Executive acknowledges that, absent this Agreement, Executive is not entitled to the Settlement Payment under Article 3 of this Agreement or the Warrants under Article 4 of this Agreement.

6.7           Employment Reference.  All requests for employment references or information related to Executive’s employment shall be directed to Ms. Daneva Cofield. No other employee of the Company is authorized to give an employment reference for Employee.  Ms. Daneva Cofield will inform the potential employer that the Executive’s separation of employment was voluntary and will provide the Executive’s dates of employment and last position held.

6.8           Certain Rights Not Affected. Nothing in this Agreement shall affect (1) Executive’s right to file claims for workers’ compensation or unemployment insurance benefits, (2) applicable state or federal law that creates rights that may not be waived, (3) Executive’s vested retirement or pension benefits, if any, and (4) any of Executive’s rights under COBRA (except as set forth in Section 3.2).

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

6.9           Indemnification Agreement Not Affected. Nothing in this Agreement is intended or should be construed to contradict, modify, or alter any statutory obligation of Company to indemnify Executive for acts arising out of his employment per California Labor Code section §2802.

6.10         No Actions. Executive warrants and represents that he has not filed any actions, suits, complaints, arbitrations, charges, claims, or any other proceedings against any of the Tri-Valley Releasees. If any lawsuit, administrative charge, or other proceeding is commenced that involves a Released Claim in a court, arbitration, government agency, or other forum, Executive waives and agrees not to accept any award of money or other damages as a result of such charge, lawsuit, or proceeding.

6.11         Cooperation. Executive agrees to fully and faithfully cooperate and assist Tri-Valley Entities in connection with any actions, prosecutions, or any other legal proceedings in which Tri-Valley Entities may require Executive’s cooperation up to a maximum of ten (10) days. Should Executive’s cooperation be required in excess of ten (10) days, additional consideration above that described in this Agreement will be required and shall be negotiated between the parties. Executive’s full assistance and cooperation with Tri-Valley Entities shall include, by way of example and without limitation, making himself available for interview by Tri-Valley Entities, reviewing, and analyzing documents from Tri-Valley Entities, providing declarations, affidavits, or sworn statements at the request of a Tri-Valley Entity, testifying for Tri-Valley Entities in deposition, trial, or other proceedings in matters at the request of a Tri-Valley Entity

6.12         No Reliance. Executive represents and warrants that in executing this Agreement, Executive does not rely and has not relied upon any representation or statement not set forth herein made by any of the Tri-Valley Releasees or by any of the Tri-Valley Releasees’ agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

6.13         Defend, Indemnify, Hold Harmless. In addition to all of its statutory obligations and as further described in Section 6.9 above, Tri-Valley hereby expressly agrees to defend, indemnify and hold Executive harmless from any and all claims, causes of action, damage, liability, injury, loss and/or expense brought by any third party as a result of any facts and/or circumstances arising out of or in any way related to Executive’s employment with Tri-Valley.

ARTICLE 7 – CERTAIN MISCELLANEOUS TERMS

7.1           Compromise. The Parties acknowledge that this Agreement is made as a compromise of any claims; that Tri-Valley and Tri-Valley Entities specifically deny liability for any such claims; and that no act with respect to this Agreement, including the giving of consideration for the Agreement shall be construed as an admission of liability or responsibility to any person, or that any of the Tri-Valley Releasees engaged in any form of wrongdoing or violated any legal obligation owed to Executive. Neither this Agreement nor anything contained herein shall be admissible in any proceeding as evidence of or an admission by Tri-Valley, Tri-Valley Entities, or Tri-Valley Releasees of any violation of any law or regulation or of any liability whatsoever. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

7.2           Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Each of the parties hereto (a) agrees that any action arising out of or relating to this Agreement shall be brought solely in the United States District Court for the Central District of California or the Kern County Superior Court, (b) submits to the jurisdiction of the United States District Court for the Central District of California and of the Kern County Superior Court, and (c) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.3           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.5           Notices. All notices, requests, waivers, and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other parties; (b) when sent by facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other parties; or (d) the next business day after deposit with a national overnight delivery service, delivery fees prepaid, addressed to the other parties with next business day, delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. All notices, requests, waivers and other communications made pursuant to this Agreement shall be addressed as follows:

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

If to Tri-Valley:

Tri-Valley Corporation
Attn: Chief Financial Officer
4927 Calloway Dr.
Bakersfield, CA 93312

If to Executive:

James C. Kromer
11800 Shanklin Street
Bakersfield CA 93312

A Party may change or supplement their addresses, or designate additional addresses, for purposes of this Section 7.5 by giving the other Party written notice of the new address in the manner set forth above.

7.6           Amendments and Waivers. This Agreement may not be modified except in writing signed by all Parties. No provision of this Agreement may be waived unless in writing signed by all the parties. No course of dealing or delay on the part of a Party in exercising any right shall operate as waiver thereof or otherwise prejudice the rights of a Party, and no consent or waiver shall extend beyond the particular case and purpose involved.

7.7           Expenses. Each party shall pay his or its own costs and expenses that he or it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Warrants, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9           Construction. For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

7.10         Entire Agreement; Conflicts Between Documents. This Agreement and the Warrants constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. In case of a conflict between this Agreement, on the one hand, and the Addendum concerning the Warrants attached as Exhibit A, on the other hand, this Agreement will govern.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

7.11         Acknowledgment. Each Party to this Agreement acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

7.12         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed copy of this Agreement may be delivered by facsimile or electronic means.

ARTICLE 8 – OLDER WORKERS’ BENEFIT PROTECTION ACT OF 1990

8.1           OWBPA of 1990. In accordance with the Older Workers’ Benefit Protection Act of 1990, Executive is aware of the following:

a.
Executive specifically intends knowingly and voluntarily that the Released Claims shall include the federal Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefit Protection Act of 1990 (“ADEA”), except that Executive is not waiving any claim under the ADEA that may arise after the date that Executive signs this Agreement.

b.
Neither Section 6.1 (Confidential Terms) nor any other provision in this Agreement shall restrict Executive bringing any proceeding to challenge Executive’s release and waiver of any ADEA claims in this Agreement; in any such circumstance, the Tri-Valley Releasees may recover costs and attorneys’ fees specifically authorized by federal law.

c.
Executive agrees that the promises in this Agreement by Tri-Valley and Tri-Valley Entities represent obligations by Tri-Valley and Tri-Valley Entities that are in addition to anything of value to which Executive otherwise is entitled from Tri-Valley or Tri-Valley Entities and that, absent entering into this Agreement, Executive is not entitled to receive the Settlement Payment specified in Article 3 of this Agreement or the Warrants specified in Article 4 of this Agreement.

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

d.
Executive is hereby advised to consult with an attorney prior to signing this Agreement because Executive is giving up significant legal rights. Executive acknowledges that he has been so advised and has in fact consulted with an attorney of his choosing prior to executing this Agreement.

e.
Executive has twenty-one (21) days from the date this Agreement is provided to him to consider whether to accept the terms of this Agreement. If Executive has not signed and returned the Agreement to Tri-Valley on or before the twenty-first day following Executive’s receipt of this Agreement, this offer shall be null and void. If Executive chooses to sign and return this Agreement sooner than twenty-one days, Executive’s signature below shall be deemed a waiver of the balance of the consideration period.

f.
Executive may revoke this Agreement as provided in Section 8.2 below. If Executive does so, the entire Agreement becomes invalid, and the Warrants shall be null and void. If Executive does not revoke this Agreement, this Agreement becomes effective on the eighth day (“Effective Date”) after Executive signs this Agreement. Following Executive’s execution of this Agreement, Executive agrees to return this Agreement to Tri-Valley Corporation, Attn: John E. Durbin, Chief Financial Officer, 4927 Calloway Dr., Bakersfield, CA 93312.

g.	Executive understands the terms and consequences of this Agreement and of the release it contains.

h.	Executive is fully aware of the legal and binding effect of this Agreement.

8.2.           Revocation. This Agreement may be revoked by Executive providing written notice of revocation to Tri-Valley Corporation, Attn: John E. Durbin, Chief Financial Officer, 4927 Calloway Dr., Bakersfield, CA 93312. Any revocation must be in writing and delivered by the close of business on the seventh (7th) day from the date that Executive signs this Agreement. This Agreement shall not be effective until the seven-day revocation period set forth in this Section 8.2 has expired.

[Signature Page Follows]

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

IN WITNESS WHEREOF, this Executive Retirement Agreement and General Release is entered into as of the date indicated below.

DATED: July 15, 2011	EXECUTIVE

/s/ James C. Kromer
James C. Kromer

DATED: July 15, 2011	TRI-VALLEY CORPORATION
a Delaware corporation

/s/ John E. Durbin
John E. Durbin
Chief Financial Officer

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER

Approved as to Form and Content:

LAW OFFICES OF FITZGERALD,
LUNDBERG & ROMIG

DATED: July 15, 2011	/s/ Justin Romig
Justin Romig
Attorneys for James C. Kromer

EXECUTIVE RETIREMENT AGREEMENT
AND GENERAL RELEASE
TRI-VALLEY CORPORATION
JAMES C. KROMER